UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2015

Date of Report

(Date of earliest event reported)

THAT MARKETING SOLUTION, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-184795	99-0379615
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

 (Address of Principal Executive Offices)

(866) 731-8882

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 20, 2015, (i) the extended Maturity Date under the Senior Convertible Promissory Note dated March 20, 2015, as amended effective September 18, 2015 (the “FirstFire Note”), which was issued by That Marketing Solution, Inc., a Nevada corporation (the “Company”), in favor of FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), and (ii) the Maturity Date under the Company’s Senior Convertible Promissory Note dated March 20, 2015, as amended effective as of September 28, 2015 (the “R-Squared Note”) with R-Squared Partners, LLC, a Delaware limited liability company (“R-Squared”) (collectively, the FirstFire Note and the R-Squared Note are referred to herein as the “Notes”), passed without payment of any of the Paid In Cash Full Purchase Price Amount as defined in the Notes.  Accordingly, under the terms of their respective Notes, FirstFire and R-Squared each obtained the right to the payment in the form of conversion of their respective Notes into the Company’s common stock, all as provided in Sections (ii) and 1.1 thereof.

A form of the Notes and the Amendments thereto were filed as exhibits to the Company’s Current Reports on Form 8-K dated March 26, 2015; September 18, 2015; and September 28, 2015, and filed with the Securities and Exchange Commission on March 26, 2015, and October 14, 2015, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAT MARKETING SOLUTION, INC.,

a Nevada corporation

Dated:  November 4, 2015

By /s/ Darren Lopez

Darren Lopez, CEO